Exhibit 10.26

SEVERANCE AGREEMENT AND RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, KEITH KIPER (“MR. KIPER”), hereby WAIVES, RELEASES AND COVENANTS NOT TO SUE iDine Rewards Network Inc., a Delaware corporation, its subsidiaries, successors and assigns (the “Company”), and the Releasees (as defined below) with respect to, and IRREVOCABLY AND UNCONDITIONALLY RELEASES, REMISES AND FOREVER DISCHARGES the Company and the Releasees from, any and all claims, agreements, promises, liabilities, rights, demands and causes of action of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed which he or his heirs, executors, administrators, successors or assigns ever had or now have against the Company or the Releasees and its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns; and its and their past, present and future stockholders, directors, officers, agents, representatives and employees (collectively, the “Releasees”), for, upon, or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release, including, without limitation, any and all claims arising out of or relating to his employment, compensation and benefits with the Company, and/or the termination thereof, and claims for related costs, expenses and attorneys’ fees, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE FAMILY AND MEDICAL LEAVE ACT, THE AMERICANS WITH DISABILITIES ACT, AS AMENDED; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED; THE NEW YORK STATE EXECUTIVE LAW, AS AMENDED; THE FLORIDA STATE CIVIL RIGHTS ACT OF 1992; AND THE DADE COUNTY, FLORIDA EQUAL OPPORTUNITY ORDINANCE, except for (1) claims for indemnification, contribution or reimbursement to which the undersigned may be entitled as an employee of the Company and its predecessors, (2) options and rights to purchase Common Stock of the Company heretofore granted to the undersigned (the “Stock Options”), and (3) voluntary severance of twelve months of regular salary, payable in a lump sum reduced by iDine’s current cost of capital and a stay bonus of 25% of base salary and (4) COBRA will be paid by iDine for a period of twelve months following termination date and (5) engagement of outplacement services. The employment counseling benefit is subject to the following conditions: The expenses must be customary, pre-approved, and adequately documented in a form agreeable to the Company, the employment counseling benefit (or any unused portion thereof) does expire if unused within one-hundred and eighty (180) days from the date of this Release. The undersigned understands and agrees that other than as set forth above, he will not receive any compensation, payments or benefits of any kind from the Company or the Releasees and he expressly acknowledges and agrees that he is not entitled and has no right to any such additional compensation, payment or benefit.

All confidential and proprietary information or data which Mr. Kiper may now have or may obtain during his employment relating in any way to the business, plans, programs, financial or operating results, projections or budgets of the Company shall not be disclosed by him to any other person, either during or after the termination of his employment, unless the Company has given its prior consent to such disclosure. Mr. Kiper shall promptly return all tangible evidence of such confidential and proprietary matters to the Company at the termination of his employment. Confidential or proprietary information, as used in this document, comprises any technical, economic, financial, customer, supplier, marketing or other information of or relating to the Company which is not in the public domain, including, without limitation, information with respect to operational or marketing plans and programs, training methods, bidding techniques, contracts, leases, franchises, partnering agreements, concessions, partnering agreements and licenses, purchasing methods and procedures, accounting systems, merchant, partner and cardmember names and requirements, routes, sales or other costs, sales volume, prices, products, business systems and computer programs, any formula, pattern, compilation, program, device, method, technique or information relating to any product, service, long-range planning financial plans and results.

As part of this Agreement and in part in exchange for the consideration stated above, Mr. Kiper also waives any rights and claims under 29 U.S.C. § 621-634 (Age Discrimination in Employment Act) prior to the date of this Release, as allowed by 29

U.S.C. § 626(f), and acknowledges that he understands the meaning of this Release. Mr. Kiper further acknowledges that this waiver of rights is voluntary and that he has had adequate time to consider whether or not to enter into this Release and the opportunity to seek independent legal advice.

This Release may be specifically enforced in Court and may be used as evidence in any proceeding in which any of the parties allege a breach hereof. This Release shall be subject to, governed by and interpreted in accordance with the laws of the State of Florida. The federal and state courts of Florida shall have exclusive jurisdiction to resolve any dispute concerning this Release and both parties hereby agree to submit to the jurisdiction of such courts for such purpose. This Release and the Stock Options contain the entire agreement between the parties and supersede and terminate any and all previous agreements between them, whether written or oral, with respect to the subject matter thereof. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release and the Stock Options. This Release may not be changed orally. In the event any provision of this Release shall be held to be unenforceable, the remaining portions shall remain in full force and effect. This Release shall be binding upon the undersigned and his heirs, administrators, representatives, executors, and assigns.

If this Release is acceptable to the undersigned, he should indicate his agreement by signing and dating this Release in the space provided below and returning the signed Release to the Company.

BY SIGNING THIS RELEASE, MR. KIPER ACKNOWLEDGES AND AFFIRMS THAT HE IS COMPETENT, THAT HE WAS AFFORDED A SUFFICIENT TIME PERIOD TO REVIEW AND CONSIDER THIS RELEASE, THAT HE HAS HAD THE OPTION OF BEING ADVISED TO DO SO BY AN ATTORNEY OF HIS CHOICE, THAT HE HAS READ AND UNDERSTANDS AND ACCEPTS THIS RELEASE, AS FULLY AND FINALLY WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH HE MAY HAVE AGAINST THE COMPANY, THAT NO

PROMISES OR INDUCEMENTS HAVE BEEN MADE TO HIM EXCEPT AS SET FORTH IN THIS RELEASE, AND THAT HE HAS SIGNED THIS RELEASE, FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

IN WITNESS WHEREOF, I have signed and sealed this Agreement this 30 day of September, 2003.

/s/ Keith E. Kiper	/s/ Michelle Glenn

Keith E. Kiper	(Print Witness Name)

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